EXHIBIT 3.10


                                 AMENDED BY-LAWS
                                       OF
                     MCNEILUS TRUCK AND MANUFACTURING, INC.

        These Amended By-Laws shall supersede and replace all prior By-Laws and any amendments thereto of this corporation.

                                     Office

        (1) The registered office of the corporation may be, but need not be identical with the principal office in the State of Minnesota. The corporation may have such other offices, either within or without the State of Minnesota, as the Board of Directors may designate or as the business of the corporation may require.

                                Notice of Meeting

        (2) Notice of each meeting of the directors and shareholders shall state the time and place and in case of a special meeting, the purpose. Whenever notice is required to be given to the directors or shareholders of the company, such notice may either be personal or written. Failure to give notice of the annual meeting of the directors or shareholders shall not invalidate any action taken at said meeting if held at the place and time specified in these By-Laws.

                                Waiver of Notice

        (3) Notice of time, place and purpose of any meeting of the directors or shareholders may be waived, in writing, by any director or shareholder at such meeting, if all of the directors or shareholders are in attendance at such meeting; any meeting at which all directors or shareholders shall not be in attendance and which notice of is waived by those in attendance or has been waived by such absent directors or shareholders in writing prior to or after such meeting, shall be a legal meeting for the transaction of business, notwithstanding such notice as herein provided has not been given. Appearance at a meeting is deemed a waiver unless it is solely for the purpose of asserting the illegality of the meeting.

                                   Adjournment

        (4) Any meeting of the directors or shareholders may be adjourned to another time or place within or without the State. No further notice as to such adjourned meeting need be given other than the announcement at the meeting adjourned.

                                     Quorum

        (5) The presence of a majority of the directors and the presence, in person or by proxy, of the holders of a majority of the shares entitled to vote shall constitute a quorum for the transaction of business. In the absence of a quorum, any meeting may be adjourned from time to time. The directors and shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors or shareholders to leave less than a quorum.

                              Shareholders' Meeting

        (6) All meetings of the shareholders shall be held at the principal office of the corporation or at such other place as the Board of Directors may previously determine.

        (7) The annual meeting of the shareholders shall be held on the second Thursday in June of each year, if not a legal holiday, and if a legal holiday then on the next secular day following at 2:00 P.M. or at such other date and time as designated by the Board of Directors and stated in the notice, when the shareholders shall elect a Board of Directors by plurality vote by ballot and transact such other business as may be brought before the meeting.

        (8) Special meeting of the shareholders of this corporation shall be held whenever called by (i) the Chairman, (2) the President (3) a majority of the Board of Directors, or (4) whenever one or more shareholders who are entitled to vote and who hold at least 50% of the issued and outstanding voting shares make written application therefor to the Secretary, stating the time, place, and purpose of the meeting called.

        (9) Notice of all shareholders' meetings shall be given by the Chairman, President, or Secretary, not less than five (5), nor more than ten (10) days prior to the date of the meeting, to each shareholder of record at his or her address as it appears on the share books of the corporation, unless he or she shall have filed with the Secretary of the corporation a written request that notice intended for him or her be mailed to some other address, in which case it shall be mailed to the address designated in such request.

                               Board of Directors

        (10) The property and business of the corporation shall be managed by its Board of Directors, not less than one nor more than nine in number, who shall be elected annually at the annual meeting and who shall serve until his or her successor shall be elected and shall qualify. Said Board of Directors may exercise all powers of the corporation and do all such lawful acts and things as are not by statute or by Certificate of Incorporation or by these By-Laws directed or required to be exercised and done by the shareholders.

        (11) The annual meeting of the Board of Directors shall be held upon notice, immediately after, and at the same place as, the annual meeting of the shareholders.

        (12)(A) Special meetings of the Board of Directors may be called by or at the request of the Chairman or President and shall be called by either the Chairman, President, or the Secretary, upon written request of a majority of the directors. Notice of such meeting shall be given at least three (3) days before the date of the meeting.

        (12)(B) A director may give advanced written consent or opposition to proposal to be acted on at a Board meeting. If the director is not present at the meeting, consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but consent or opposition shall be counted as a vote in favor of or against the proposal and shall be entered in the minutes or other record of action at the meeting, if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the director has consented or objected.

        (12)(C)(i) A conference among directors by any means of communication through which the directors may simultaneously hear each other during the conference constitutes a Board meeting, if the same notice is given of the conference as would be required by paragraph (12)(A) for a meeting, and if the number of Directors participating in the conference would be sufficient to constitute a quorum at a meeting. Participation in a meeting by that means constitutes presence in person at the meeting.

        (12)(C)(ii) A director may participate in a Board meeting not described in the preceding paragraph by any means of communication through which the director, other directors so participating, and all directors physically present at the meeting may simultaneously hear each other during the meeting. Participation in a meeting by that means constitutes presence in person at the meeting.

                                    Officers

        (13) The Board of Directors shall elect from its number a Chairman and President. It likewise may elect one or more Vice Presidents, a Secretary and a Treasurer who need not be directors, and may appoint assistant Secretaries and assistant Treasurers. The Board of Directors may create such other offices as it determines and appoint persons to fill such offices and fill vacancies in any office. In the absence of any officer of the corporation, or with or without cause, a majority of the Board may delegate the powers or duties of such officer to any other officer, or to any director.

        (14) The Chairman of the Board shall be the Chief Executive Officer of the corporation. Subject to the control of the Board of Directors, he shall supervise the President and be responsible, through the President, for the control of all of the business and affairs of the corporation. In the absence of the President or otherwise, he shall have continuing general powers of supervision and management of the corporation. When present, he shall preside at all meetings of the shareholders and of the Board of Directors. He shall see that all resolutions and orders of the Board of Directors and its committees are carried into effect. He shall have authority to sign, execute and acknowledge, on behalf of the corporation, all deeds, mortgages, bonds, stock certificates, contracts, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the ordinary business of the corporation, or which shall be authorized by resolution of the Board of Directors. Except as otherwise provided by law or the Board of Directors, he also may authorize the President, any Vice President or other officer or agent of the corporation to sign, execute and acknowledge such documents or instruments in his place and stead. In general he shall have the powers of supervision of the business of the corporation.

        (15) The President shall be the Chief Operating Officer of the corporation. Subject to the control of the Board of Directors and the supervision of the Chairman of the Board, he shall have the general management and control of the business of the corporation. In the absence of the Chairman of the Board he may preside at all meetings of the shareholders and of the Board of Directors. He shall have authority, subject to such rules as may be prescribed by the Board of Directors, to appoint such agents and employees of the corporation as he shall deem necessary, to prescribe their powers, duties and compensation, and to delegate authority to them. Such agents and employees shall hold office at the discretion of the President. In the absence of the Chairman of the Board he shall have authority to sign, execute, and acknowledge on behalf of the corporation, all deeds, mortgages, bonds, stock certificates, contracts, leases reports and all other documents or instruments necessary or proper to be executed in the course of the ordinary business of the corporation, or which shall be authorized by resolution of the Board of Directors. Except as otherwise provided by law or the Board of Directors, in the absence of the Chairman of the Board he may authorize any Vice President or other officer or agent of the corporation to sign, execute and acknowledge such documents or instruments in his place and stead. In general he shall have the powers and duties usually vested in the office of the president of a corporation, except for those which are vested in the Chairman of the Board by paragraph (14).

        (16) A Vice President shall have the powers and duties incident to that office and shall have such other powers and duties as may be prescribed by the Chairman of the Board, the President or the Board of Directors. The Board of Directors may designate a Vice President as the Chief Financial Officer of the corporation, in which event he shall have the responsibility for all financial matters that affect the corporation other than those expressly provided for the Treasurer. In the event of the incapacity of the President, he shall perform the duties of the President or such other duties as the Board of Directors may prescribe.

        (17)(A) The Secretary shall keep minutes of all meetings of the Directors. He shall be ex officio Secretary of the Board of Directors. He shall give, or cause to be given, notices of all meetings of the shareholders of the corporation and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, Chairman or President, under whose supervision he shall be.

        (17)(B) The Secretary shall keep a share book containing names of all shareholders of record since organization of the company, showing place of residence, amount of shares held, time of acquiring shares, and time of transfer of shares of each shareholder respectively, and also number and designation of each share certificate and parties by and to whom transferred, and a copy of any agreement between the corporation and shareholders or between the shareholders themselves affecting the transfer of the corporation's shares.

        (18) The Treasurer shall have custody of all monies and securities of the corporation, and shall keep adequate and correct accounts of the corporation's receipts and disbursements, including records of customers' credits and collections. The funds of the corporation shall be deposited in the name of the corporation by the Treasurer in such depositories as the Board of Directors may from time to time designate. He or she shall have such other powers and perform such other duties as are assigned to or vested in him or her by the Board of Directors.

        (19) Any director or officer may resign his or her office at any time. All resignations shall be made in writing and take effect from the time of their receipt by the corporation, unless some time be fixed in the resignation, and then from that date. The acceptance of a resignation shall not be required to make it effective.

                               Share Certificates

        (20) The share certificates of the corporation shall be numbered and shall be entered in the share books of the corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by the President or a Vice President and the Secretary or Treasurer and shall bear the seal of the corporation.

        (21) Transfers of shares shall be made on the share books of the corporation only upon surrender of the certificate therefor, endorsed as required by the Uniform Act for the Simplification of Fiduciary Security Transfers, Minn. Stat. Sections 520.21 to 520.31, by the person named in the certificate or by an attorney lawfully constituted in writing.

        (22) The Board may close the transfer books for a period not exceeding twenty (20) days preceding the annual meeting of the shareholders.

        (23) The corporation shall be entitled to treat the registered holder of any share as the absolute owner thereof, and accordingly shall not be bound to recognize any equitable or other claim to, or interest in, such share, on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the State of Minnesota.

        (24) Any person claiming a share certificate to be lost or destroyed, shall (i) make an affidavit or affirmation of that fact, and (2) if the Board of Directors so requires, duly advertise the same and give the corporation a corporate sure bond of indemnity in form satisfactory to the Board in at least double the value of such certificate, whereupon the proper officers may issue a new certificate of the same tenor with the one alleged to be lost or destroyed, but always subject to the approval of the Board of Directors and the laws of Minnesota.

                                    Dividends

        (25) Dividends on the shares of the corporation, when earned, shall be declared at the discretion of the Board of Directors.

                                   Fiscal Year

        (26) The fiscal year of the corporation shall end on the last day of February in each year, or as the Board of Directors may otherwise determine.

                                    Contracts

        (27) No contract or other transaction between the corporation and any other person or persons, firm or corporation shall be affected or invalidated by reason of the fact that any one or more of the directors or officers of this corporation is, or are, interested in, or is a member, shareholder, director or officer, or are members, shareholders, directors, or officers of such other firm or corporation; any director or officer or officers of such other firm individually, or jointly, may be party or parties to, or may be interested in, any contract or transaction of this corporation or in which this corporation is interested; and no contract or transaction of this corporation with any person or persons, firm, association or corporation shall be affected or invalidated by reason of the fact that any director or directors, officer or officers, of this corporation is a party, or are parties to or interested in, such contract, act or transaction, or in any way connected with such person or persons, firm, association or corporation, and each and every person who may become a director or officer of this corporation is hereby relieved from any liability that might otherwise exist from this contracting with this corporation for the benefit of himself or any firm, association, or corporation in which he may be in anywise interested.

                                   Amendments

        (28) These By-Laws may be altered or amended by the Board of Directors at any meeting by an affirmative vote of the majority of the whole Board of Directors. They may also be altered or amended at any meeting of the shareholders by the affirmative vote of a majority of the shares issued and outstanding.

                                 Indemnification

        (29)(A) This corporation shall, in the exercise of the power granted to Minnesota corporations by Section 302A.521, of the Minnesota Statutes, as now enacted and as hereafter amended, indemnify its officers, directors, employees and agents, acting in their official capacity, in the manner and to the fullest extent authorized by Minnesota Statute 302A.521.

        (29)(B) The indemnification provided by this By-Law shall not exclude any other right to which an officer, director, employee or agent may be entitled under any agreement, vote of disinterested Directors or otherwise, as to action in his or her "official capacity" as such term is defined in Minnesota Statute 302A.521, and shall not imply that the corporation may not provide lawful indemnification not expressly provided for in this By-Law.

        (29)(C) This corporation may purchase and maintain insurance on behalf of any officer, director, employee or agent against any liability incurred by him or her in his or her official capacity, whether or not the corporation would be required to indemnify him or her as to such liability.

        (29)(D) If the corporation indemnifies a person in accordance with this section in connection with a proceeding by or on behalf of the corporation, it shall report the amount of the indemnification and to whom and on whose behalf it was paid as part of any annual financial statements prepared pursuant to the request of a shareholder, covering the period when the indemnification was paid or accrued under the accounting method of the corporation reflected in the financial statement. See Minnesota Statutes Section 302A.521 Subd. 8 and Section 302A.46.

                      Limitations of Liability of Directors

        (30)(A) No director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages or breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability; provided, however, that, to the extent provided by applicable law, this paragraph shall not eliminate or limit the liability of a director,

        (30)(B)(i) for any breach of the director's duty of loyalty to the corporation or its shareholders,

        (30)(B)(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

        (30)(B)(iii)   under Section 302A.559 or 80A.23, or

        (30)(B)(iv) for any transactions from which the director derived an improper personal benefit.

        No amendment to or repeal of this paragraph shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any such acts or omissions of such director occurring prior to such amendment or repeal.

                 Prohibition Against Doing Business on Saturdays

        (31) No business of this corporation shall be conducted between sundown on Friday night and sundown of Saturday night at any time.

                               --End of By-Laws--